Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Stereotaxis, Inc. 2009 Employee Stock Purchase Plan, as amended June 10, 2014 by the shareholders, of our report dated March 27, 2014, with respect to the consolidated financial statements and schedule of Stereotaxis, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri

August 7, 2014